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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                               ____________


                                 FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 6, 1995


                               ____________


                            BMC SOFTWARE, INC.

          (Exact name of registrant as specified in its charter)


            DELAWARE                      0-17136               74-2126120
  (State or other jurisdiction        (Commission File      (I.R.S. Employer
of incorporation or organization)          Number)         Identification No.)


                          2101 CITYWEST BOULEVARD
                              HOUSTON, TEXAS
                                77042-2827
                 (Address of principal executive offices)


    Registrant's telephone number, including area code: (713) 918-8800


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Item 5.   Other Events.
-------   -------------

     On October 6, 1995, BMC Software, Inc. (the "Company") released preliminary financial results for the second quarter of its 1996 fiscal year. The Company said that anticipated revenues for its second quarter ended September 30, 1995, would be approximately $88,250,000, with net earnings in the range of $25,750,000 and $26,750,000 and earnings per share of $.49 and $.51. In the second quarter of 1995, the Company's revenues were $80,000,000, with net earnings of $24,283,000 and earnings per share of $.48. The Company said the anticipated revenues and earnings per share for the quarter were approximately 9% and 12%, respectively, below the consensus analysts' estimates. The Company expects to release complete financial results for the second quarter on October 24, 1995.

     Max Watson, the Company's Chairman, President and Chief Executive Officer, said that second quarter revenues were impacted primarily by product transition issues and delays in closing large license transactions. Mr. Watson said the Company has not altered its internal planning model which provides for 20% revenue growth and 20% earnings per share growth for its fiscal year ended March 31, 1996, notwithstanding the September quarter's results.

      A copy of the press release issued on October 6, 1995, is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
-------   ----------------------------------

(c)  Exhibits.

     99.1 Press Release of BMC Software, Inc. dated October 6, 1995, announcing preliminary financial results for the second quarter of its 1996 fiscal year.


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                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BMC SOFTWARE, INC.



Date:  October 6, 1995            By:     /s/ M. Brinkley Morse
                                          -----------------------------
                                  Name:   M. Brinkley Morse
                                  Title:  Secretary and General Counsel


                               -2-

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                               EXHIBIT INDEX



Exhibit
Number                   Description
-------                  -----------
 99.1     Press Release of BMC Software, Inc. dated October 6,
          1995, announcing preliminary financial results for the second quarter of its 1996 fiscal year.